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                                                                    EXHIBIT 23.3


              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-3 No. 333-93391 and Form S-8 No. 333-91415) of our report dated February 11, 2000, except for paragraph 5 of Note 5, for which the date is April 5, 2000, with respect to the consolidated financial statements and schedule of Hawker Pacific Aerospace as of December 31, 1999 and for each of the two years in the period ended December 31, 1999, included in its Annual Report (Form 10-K/A) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.

                                                           /s/ Ernst & Young LLP


Woodland Hills, California
March 28, 2001